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                                                                    EXHIBIT 23.2



We have issued our report dated October 9, 1999 accompanying the consolidated financial statements of Penn Octane Corporation and subsidiaries appearing in the 1999 Annual Report of the Company to its shareholders and included in the Annual Report on Form 10-K for the year ended July 31, 1999 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report. We are not mentioned as Experts in the Registration Statement.



                                         BURTON MCCUMBER & CORTEZ L.L.P

Brownsville, Texas
July 14, 2000